Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Torrid Holdings Inc. of our report dated April 9, 2021, except for the effects of the stock split discussed in Note 7 to the financial statements, as to which the date is June 23, 2021, relating to the financial statements of Torrid Holdings Inc., which appears in Torrid Holdings Inc.’s Registration Statement on Form S-1 (No. 333-256871).

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

July 6, 2021